EXHIBIT 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock, $0.01 par value per share, of Cumulus Media Inc., a corporation incorporated under the laws of the State of Delaware, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
[signature pages follow]

     IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 30th day of July, 2007.

MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Jonathan S. Santelli

Name: Jonathan S. Santelli
Title: Assistant Secretary

MERRILL LYNCH & CO., INC.

By:	/s/ Jonathan S. Santelli

Name: Jonathan S. Santelli
Title: Assistant Secretary

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